Exhibit 99.1

Arconic Reports Second Quarter 2020 Results

Second Quarter 2020 Key Results

  Sales of $1.2 billion, down 38% year over year
  Net loss of $92 million, or $0.84 per share due primarily to special items, compared to net income of $5 million, or $0.04 per share in second quarter 2019
  Adjusted EBITDA of $94 million, down 55% year over year
  Quarter-end cash balance of $595 million, debt of $1.3 billion, and net debt of $681 million
  Cash provided from operations of $30 million and capital expenditures of $21 million
  Strengthened liquidity and capital structure by recapitalizing debt structure
  Increased previously announced cash conservation actions by $50 million to $250 million
  Reduced gross pension obligations by approximately $250 million by executing a U.K. pension annuitization strategy

PITTSBURGH--(BUSINESS WIRE)--August 4, 2020--Arconic Corporation (NYSE: ARNC) (“Arconic” or “the Company”) today announced second quarter 2020 results, with reported revenue of $1.2 billion, down 38% year over year on weaker volumes across all segments and most end markets primarily due to the impact of the COVID-19 pandemic. The Company reported a net loss of $92 million, or $0.84 per share, in second quarter 2020 compared with net income of $5 million, or $0.04 per share, in second quarter 2019. The second quarter 2020 net loss included $76 million of after-tax special items primarily related to a non-cash charge to annuitize U.K. pension obligations, debt issuance costs, plant closure costs, and the previously announced restructuring. Second quarter 2020 Adjusted EBITDA was $94 million compared with $211 million in second quarter 2019 primarily as a result of lower volumes due to the impact of the COVID-19 pandemic partly mitigated by cost reduction actions.

Tim Myers, Chief Executive Officer, commented, “As we launched a new company in the midst of a global pandemic, we quickly responded to keep our employees safe and continue supply to our customers. Additionally, we implemented strategic and financial actions to conserve cash and maintain our strong position in the markets we serve, which will enable us to benefit from strong secular growth trends.”

Arconic began operating as a standalone company on April 1, when sudden declines in critical end markets due to the COVID-19 pandemic shut down many of its customers’ production facilities around the world. The Company announced $200 million of cash conservation actions in early April to right-size its highly variable cost structure for the swings in demand, which has since been increased to $250 million.

In addition to implementing cash conservation actions, Arconic restructured its balance sheet to be more flexible, increase liquidity, and better mitigate impacts of the global pandemic. Arconic also addressed a legacy pension obligation, reducing its gross liability by approximately $250 million primarily through the annuitization of a portion of the U.K. pension obligation.

Mr. Myers said, “I’m proud of the way the whole Arconic team has continued to take all the right actions to position this Company for growth, and I’d like to thank our employees for their commitment in staying focused on these objectives. Going forward, we will continue to:

- Grow organic volumes in attractive end markets;
- Drive cost savings, increase scrap utilization, and capture network efficiencies across all our facilities; and
- Actively manage our legacy obligations.

These actions position Arconic to benefit from the global megatrends driving growth: automotive light-weighting, demand for alternatives to plastic packaging, and the focus on energy-efficiency in building and construction.”

Arconic ended the second quarter of 2020 with cash on hand of $595 million and total liquidity of approximately $1.3 billion.

Second Quarter Segment Performance

Revenue by Segment ($ in millions)(1)

	Quarter ended
	June 30, 2020	June 30, 2019
Rolled Products	$880	$1,486
Building and Construction Systems	230	292
Extrusions	81	145
(1)	The difference between segment totals and consolidated amounts is in Corporate.

Adjusted EBITDA ($ in millions)

	Quarter ended
	June 30, 2020	June 30, 2019
Rolled Products	$78	$185
Building and Construction Systems	38	38
Extrusions	(13)	–
Subtotal	103	223
Corporate	(9)	(12)
Adjusted EBITDA	$94	$211

Updated Response to COVID-19 Pandemic

Arconic increased its previously announced cash conservation actions to $250 million from $200 million in response to the COVID-19 pandemic. Those actions now include $200 million related to temporary salary reductions, 10% salaried headcount reduction, and operational schedule optimization, and a $50 million reduction in capital expenditures for FY2020. Of the $200 million in cost actions, $100 million are structural in nature.

Recapitalization Transaction

On May 13, 2020, Arconic closed on its new capital structure that better positions the Company to weather the swings in cash needs as the end markets move through the cycle. The recapitalization transaction was comprised of a newly issued $700 million first lien note due 2025 with a 6.0% interest rate. The Company used the proceeds to repay the outstanding $600 million of term loan B and added the remaining approximately $100 million in cash to the balance sheet. The Company also replaced its cash flow revolver with an undrawn $800 million asset-backed lending facility.

United Kingdom Pension Annuitization

In second quarter 2020, the Company successfully reduced its gross pension obligation by approximately $250 million primarily through the purchase of a group annuity contract for certain pensioners. This transaction mitigates future mortality, inflation and yield curve risk. This action required approximately $10 million in funding during the quarter and resulted in a $55 million non-cash settlement charge primarily related to the use of surplus for the buyout premium and the acceleration of legacy pension actuarial losses.

Arconic will hold its quarterly conference call at 10:00 AM Eastern Daylight Time on August 4, 2020, to present second quarter 2020 financial results. The call will be webcast on the Arconic website. Call information and related details are available at www.arconic.com under “Investors.”

About Arconic

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, industrial, packaging and building and construction markets.
For more information: www.arconic.com.

Dissemination of Company Information

Arconic intends to make future announcements regarding Company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the growth of the aerospace, ground transportation, industrials, building and construction and other end markets; statements and guidance regarding future financial results, operating performance, working capital, cash flows, liquidity and financial position; statements about cost savings and restructuring programs; statements about Arconic's strategies, outlook, business and financial prospects; statements related to costs associated with pension and other post-retirement benefit plans; statements regarding projected sources of cash flow; statements regarding potential legal liability; statements regarding the potential impact of the COVID-19 pandemic; and statements regarding actions to mitigate the impact of COVID-19. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to: (a) existing and future adverse effects in connection with COVID-19; (b) the expected benefits of the separation, including the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation, once fully realized, will exceed our estimates; (c) the risk of operating our business as a standalone company, which could result in additional demands on Arconic’s resources, systems, procedures and controls, disruption of its ongoing business, and diversion of management’s attention from other business concerns; (d) deterioration in global economic and financial market conditions generally; (e) unfavorable changes in the markets served by Arconic; (f) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (g) competition from new product offerings, disruptive technologies, industry consolidation or other developments; (h) political, economic, and regulatory risks relating to Arconic’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (i) manufacturing difficulties or other issues that impact product performance, quality or safety; (j) the inability to meet demand for our products successfully or to mitigate the impact of cancellations of orders or reductions or delays caused by supply chain disruption; (k) a material disruption of Arconic’s operations, particularly at one or more of Arconic’s manufacturing facilities; (l) the inability to develop innovative new products or implement technology initiatives successfully; (m) challenges to or infringements on Arconic’s intellectual property rights; (n) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (o) the impact of potential cyber attacks and information technology or data security breaches; (p) the loss of significant customers or adverse changes in customers’ business or financial condition; (q) a significant downturn in the business or financial condition of a key supplier; (r) adverse changes in discount rates or investment returns on pension assets; (s) our inability to adequately mitigate the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (t) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Arconic to substantial costs and liabilities; (u) a determination by the IRS that the distribution or certain related transactions should be treated as taxable transactions; (v) risks associated with indebtedness, including potential restriction on our operations and the impact of events of default; and (w) the other risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The above list of factors is not exhaustive or necessarily in order of importance. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these financial measures are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Arconic’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Arconic. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures presented by Arconic may not be comparable to non-GAAP financial measures presented by other companies. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Arconic Corporation and subsidiaries Statement of Consolidated Operations (unaudited) (dollars in millions, except per-share amounts)

	Quarter ended June 30,

	2020	2019(1)
Sales	$1,187	$1,923

Cost of goods sold (exclusive of expenses below)(2)	1,046	1,671
Selling, general administrative, and other expenses(2)	55	87
Research and development expenses(2)	8	11
Provision for depreciation and amortization	68	64
Restructuring and other charges	77	38
Operating (loss) income	(67)	52

Interest expense(3)	40	29
Other expenses, net(2)	16	10

(Loss) Income before income taxes	(123)	13
(Benefit) Provision for income taxes	(31)	8

Net (loss) income	(92)	5

Less: Net income attributable to noncontrolling interest	–	–

NET (LOSS) INCOME ATTRIBUTABLE TO ARCONIC CORPORATION	$(92)	$5

EARNINGS PER SHARE ATTRIBUTABLE TO ARCONIC CORPORATION COMMON SHAREHOLDERS:
Basic:
Net (loss) income	$(0.84)	$0.04
Weighted-average number of shares(4)	109,046,332	109,021,376

Diluted:
Net (loss) income	$(0.84)	$0.04
Weighted-average number of shares(4)	109,046,332	109,021,376

COMMON STOCK OUTSTANDING AT THE END OF THE PERIOD	109,058,691	–

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended June 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended June 30,

	2020	2019
Cost of goods sold (exclusive of expenses below)	$6	$24
Selling, general administrative, and other expenses	–	3
Research and development expenses	–	1
Other expenses, net	18	–
	$24	$28

(3)

Interest expense for the quarter ended June 30, 2020 includes $19 associated with the completion of a debt refinancing in May 2020 that resulted in the combination of a write-off of previously capitalized debt issuance costs and the immediate expensing of certain new debt issuance costs.

(4)

In the quarter ended June 30, 2020, the diluted weighted-average number of shares does not include any share equivalents associated with outstanding employee stock awards as their effect was anti-dilutive since the Company generated a net loss for the period. Prior to April 1, 2020, the Company did not have any publicly-traded issued and outstanding common stock or any common share equivalents. Accordingly, the respective basic and diluted earnings per share for the quarter ended June 30, 2019 were calculated based on the 109,021,376 shares of Arconic Corporation common stock distributed on April 1, 2020 in connection with the completion of Arconic Corporation’s separation from its former parent company.

Arconic Corporation and subsidiaries Consolidated Balance Sheet (unaudited) (in millions)

	June 30, 2020	December 31, 2019(1)
ASSETS
Current assets:
Cash and cash equivalents	$595	$72
Receivables from customers, less allowances of $1 in 2020 and $2 in 2019(2)	573	384
Other receivables	110	136
Inventories	678	820
Prepaid expenses and other current assets	54	28
Total current assets	2,010	1,440

Properties, plants, and equipment	7,282	7,210
Less: accumulated depreciation and amortization	4,557	4,466
Properties, plants, and equipment, net	2,725	2,744
Goodwill	374	386
Operating lease right-of-use-assets	139	125
Deferred income taxes	381	14
Other noncurrent assets	104	32
Total assets	$5,733	$4,741

LIABILITIES
Current liabilities:
Accounts payable, trade	$683	$1,061
Accrued compensation and retirement costs	126	80
Taxes, including income taxes	35	21
Environmental remediation	92	83
Operating lease liabilities	33	33
Other current liabilities	115	63
Total current liabilities	1,084	1,341
Long-term debt	1,276	250
Accrued pension benefits	1,364	63
Accrued other postretirement benefits	488	1
Environmental remediation	116	125
Operating lease liabilities	109	96
Deferred income taxes	19	87
Other noncurrent liabilities and deferred credits	117	50
Total liabilities	4,573	2,013

EQUITY
Arconic Corporation shareholders’ equity:
Parent Company net investment	–	2,419
Common stock	1	–
Additional capital	3,085	–
Accumulated deficit	(92)	–
Accumulated other comprehensive (loss) income	(1,848)	295
Total Arconic Corporation shareholders' equity	1,146	2,714
Noncontrolling interest	14	14
Total equity	1,160	2,728
Total liabilities and equity	$5,733	$4,741
(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s financial position as of December 31, 2019 was prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s financial position had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Prior to January 1, 2020, certain of Arconic Corporation’s customer receivables were sold to its former parent company, which had an arrangement with several financial institutions to sell certain customer receivables without recourse on a revolving basis. As of December 31, 2019, the amount of Arconic Corporation’s outstanding customer receivables sold to its former parent company was $281. In preparation for the separation of Arconic Corporation from its former parent company, effective January 2, 2020, the former parent company’s arrangement was amended to no longer include customer receivables associated with Arconic Corporation in this program.

Arconic Corporation and subsidiaries Statement of Consolidated Cash Flows (unaudited) (in millions)

	Quarter ended June 30,
	2020	2019(1)
OPERATING ACTIVITIES
Net (loss) income	$(92)	$5
Adjustments to reconcile net (loss) income to cash provided from operations:
Depreciation and amortization	68	64
Deferred income taxes	29	(5)
Restructuring and other charges	77	38
Net periodic pension benefit cost	18	2
Stock-based compensation	5	12
Amortization of debt issuance costs	21	–
Other	2	3
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Decrease (Increase) in receivables	125	(28)
Decrease in inventories	166	–
(Increase) Decrease in prepaid expenses and other current assets	(8)	2
(Decrease) in accounts payable, trade	(298)	(79)
(Decrease) in accrued expenses	(44)	(5)
(Decrease) Increase in taxes, including income taxes	(48)	8
Pension contributions	(12)	–
Decrease (Increase) in noncurrent assets	11	(2)
Increase in noncurrent liabilities	10	23
CASH PROVIDED FROM OPERATIONS	30	38

FINANCING ACTIVITIES
Net transfers to former parent company	–	(4)
Separation payment to former parent company(2)	(728)	–
Additions to debt (original maturities greater than three months)(2)	1,200	–
Debt issuance costs	(15)	–
Payments on debt (original maturities greater than three months)(2)	(1,100)	–
CASH USED FOR FINANCING ACTIVITIES	(643)	(4)

INVESTING ACTIVITIES
Capital expenditures	(21)	(40)
Proceeds from the sale of assets and businesses	1	7
CASH USED FOR INVESTING ACTIVITIES	(20)	(33)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	–	(1)
Net change in cash and cash equivalents and restricted cash	(633)	–
Cash and cash equivalents and restricted cash at beginning of period(3)	1,228	46
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD(3)	$595	$46

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s cash flows for the quarter ended June 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated cash flows had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)	On April 1, 2020, Arconic Inc. separated into two standalone, publicly-traded companies, Arconic Corporation and Howmet Aerospace Inc. (the “Separation”). In connection with the capital structure to be established at the time of the Separation, Arconic Corporation secured $1,200 in third-party indebtedness during the first quarter of 2020. The net proceeds from a portion of this indebtedness was held in escrow until the satisfaction of the escrow release conditions, which included the substantially concurrent completion of the Separation. Accordingly, the escrowed cash was included in Restricted cash as of March 31, 2020 (see footnote 3 below). The Company used a portion of the net proceeds from the aggregate indebtedness to make a $728 payment to its former parent company on April 1, 2020 to fund the transfer of certain net assets from the former parent company to Arconic Corporation in connection with the completion of the Separation. On April 2, 2020, Arconic Corporation incurred an additional $500 of indebtedness as a proactive measure taken by the Company to bolster its liquidity and preserve financial flexibility in light of uncertainties resulting from the COVID-19 outbreak. On May 13, 2020, in order to provide improved financial flexibility, Arconic Corporation executed a refinancing of a portion of its outstanding indebtedness by securing $700 in new third-party indebtedness. The Company used the net proceeds from the new indebtedness, together with cash on hand, to repay $1,100 of outstanding indebtedness.

(3)

For the quarters ended June 30, 2020 and 2019, the Restricted cash included in “Cash and cash equivalents and restricted cash at beginning of period” was $593 and less than $0.1, respectively. Additionally, the Restricted cash included in “Cash and cash equivalents and restricted cash at end of period” was less than $0.2 for both quarters ended June 30, 2020 and 2019.

Arconic Corporation and subsidiaries Segment Adjusted EBITDA Reconciliation (unaudited) (in millions)
	Quarter ended June 30,
	2020	2019(1)
Total Segment Adjusted EBITDA(2),(3)	$103	$223
Unallocated amounts:
Corporate expenses(3),(4)	(7)	(12)
Stock-based compensation expense	(5)	(12)
Provision for depreciation and amortization	(68)	(64)
Restructuring and other charges	(77)	(38)
Other(3),(5)	(13)	(45)
Operating (loss) income	(67)	52
Interest expense	(40)	(29)
Other expenses, net(3)	(16)	(10)
Benefit (Provision) for income taxes	31	(8)
Net income attributable to noncontrolling interest	–	–
Consolidated net (loss) income attributable to Arconic Corporation	$(92)	$5

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended June 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

Effective in the second quarter of 2020, management elected to change the profit or loss measure of the Company’s reportable segments from Segment operating profit to Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) for internal reporting and performance measurement purposes. This change was made to enhance the transparency and visibility of the underlying operating performance of each segment. Arconic Corporation calculates Segment Adjusted EBITDA as Total sales (third-party and intersegment) minus each of (i) Cost of goods sold, (ii) Selling, general administrative, and other expenses, and (iii) and Research and development expenses, plus Stock-based compensation expense. Previously, the Company calculated Segment operating profit as Segment Adjusted EBITDA minus both Stock-based compensation expense and the Provision for depreciation and amortization. Arconic Corporation’s Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies’ reportable segments.

Total Segment Adjusted EBITDA is the sum of the respective Segment Adjusted EBITDA for each of the Company's three reportable segments: Rolled Products, Building and Construction Systems, and Extrusions. This amount is being presented for the sole purpose of reconciling Segment Adjusted EBITDA to the Company's Consolidated net income.

(3)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense was recorded in accordance with defined benefit plan accounting in all periods presented. The following table presents the total benefit plan expense (excluding settlements and curtailments) recorded by Arconic Corporation based on the foregoing in each period presented:

	Quarter ended June 30,
	2020	2019
Total Segment Adjusted EBITDA	$(6)	$(22)
Unallocated amounts:
Corporate expenses	–	(4)
Other	–	(2)
Subtotal	–	(6)
Other expenses, net	(18)	–
Total	$(24)	$(28)
(4)

Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center. The amount presented for the quarter ended June 30, 2019 represents an allocation of Arconic Corporation’s former parent company’s corporate expenses (see footnote 1 above).

(5)

Other includes certain items that impact Cost of goods sold and Selling, general administrative, and other expenses on the Company’s Statement of Consolidated Operations that are not included in Segment Adjusted EBITDA, including those described as “Other special items” (see footnote 3 to the reconciliation of Adjusted EBITDA within Calculation of Non-GAAP Financial Measures included in this release).

Arconic Corporation and subsidiaries Calculation of Non-GAAP Financial Measures (unaudited) (in millions)

Adjusted EBITDA	Quarter ended June 30,
	2020	2019(1)

Net (loss) income attributable to Arconic Corporation	$(92)	$5

Add:
Net income attributable to noncontrolling interest	–	–
(Benefit) Provision for income taxes	(31)	8
Other expenses, net(2)	16	10
Interest expense	40	29
Restructuring and other charges	77	38
Provision for depreciation and amortization	68	64
Stock-based compensation	5	12
Other special items(3)	11	45

Adjusted EBITDA(2)	$94	$211

Arconic Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)

Prior to April 1, 2020, Arconic Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Arconic Corporation’s former parent company’s financial statements. Accordingly, the Company’s results of operations for the quarter ended June 30, 2019 were prepared on such basis. The carve-out financial statements of Arconic Corporation are not necessarily indicative of the Company’s consolidated results of operations had it been a standalone company during the referenced period. See the Combined Financial Statements included in each of (i) Exhibit 99.1 to Arconic Corporation’s Form 10 Registration Statement (filed on February 7, 2020), (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 30, 2020), and (iii) the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (filed on May 18, 2020), for additional information.

(2)

In preparation for the separation of Arconic Corporation from its former parent company, effective January 1, 2020, certain U.S. defined benefit pension and other postretirement plans previously sponsored by the former parent company were separated into standalone plans for both Arconic Corporation and the former parent company. Additionally, effective April 1, 2020, Arconic Corporation assumed a portion of the obligations associated with certain non-U.S. defined benefit pension plans that included participants related to both Arconic Corporation and its former parent company, as well as legacy defined benefit pension plans assigned to the Company as a result of the separation from the former parent company. As a result, beginning in the first quarter of 2020 for these U.S. plans and in the second quarter of 2020 for these non-U.S. plans, Arconic Corporation applied defined benefit plan accounting resulting in benefit plan expense being recorded in operating income (service cost) and nonoperating income (nonservice cost). In all historical periods prior to these respective timeframes, Arconic Corporation was considered a participating employer in the former parent company’s defined benefit plans and, therefore, applied multiemployer plan accounting resulting in the Company’s share of benefit plan expense being recorded entirely in operating income. Also, Arconic Corporation is the plan sponsor of certain other non-U.S. defined benefit plans that contain participants related only to the underlying operations of the Company and, therefore, the related benefit plan expense (excluding settlements and curtailments) was recorded in accordance with defined benefit plan accounting in all periods presented. See footnote 2 to the Statement of Consolidated Operations included in this release for additional information.

(3)

Other special items include the following:

  for the quarter ended June 30, 2020, costs related to several legal matters, including a customer settlement ($5), Grenfell Tower ($3), and other ($3); and
  for the quarter ended June 30, 2019, a charge for an ongoing environmental remediation matter referred to as Grasse River ($25) and an allocation of costs incurred by Arconic Corporation’s former parent company associated with the following matters: the April 1, 2020 separation of Arconic Inc. into two standalone publicly-traded companies ($9), negotiation of a collective bargaining agreement with the United Steelworkers ($9), and a legal matter referred to as Grenfell Tower ($2).

Net Debt	June 30, 2020
Long-term debt	$1,276
Less: Cash and cash equivalents	595
Net debt	$681

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Arconic Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. Long-term debt equals $1,300 principal of outstanding indebtedness less $24 of unamortized debt issuance costs.

Contacts

Investors
Jason Secore
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com